CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration
Statement No.
333-14087 of Oppenheimer Real Asset Fund on Form N-1A of our report dated
October 17, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the Statement of
Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
December 22, 2005